SARBANES-OXLEY CERTIFICATION
BY THE DEPOSITOR
Re:
Merrill Lynch Mortgage Trust 2004-KEY2 (the "Trust"), Commercial Mortgage
Pass-Through Certificates, Series 2004-KEY2
I, David M. Rodgers, Executive Vice President, Chief Officer in Charge of Commercial
Mortgage Securitization of Merrill Lynch Mortgage Investors, Inc., the depositor (the "Depositor") into the above-referenced Trust, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):
1.
I have reviewed the annual report on Form 10-K for the fiscal year 2004 (the "Annual
Report"), and all reports on Form 8-K containing distribution or servicing reports under the pooling and servicing agreement dated as of September 1, 2004 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;
2.
Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;
3.
Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in the Reports;
4.
Based on my knowledge and upon the annual compliance statement included in the
Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and
Servicing Agreement, and except as disclosed in the Reports, the Master Servicer and the Special Servicer
have fulfilled their obligations under the Pooling and Servicing Agreement; and
5.
The Reports disclose all significant deficiencies relating to the compliance of the Master
Servicer and the Special Servicer with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing
Agreement, that is included in the Reports.
In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp Real Estate Capital Markets, Inc., as Master Servicer
and as Special Servicer, and LaSalle Bank National Association, as Trustee.
Date: March 28, 2005
Merrill Lynch Mortgage Investors, Inc.
By: /s/ David M. Rodgers
Name: David M. Rodgers
Title: Executive Vice President,
Chief Officer in Charge of
Commercial Mortgage Securitization